Exhibit 99.2

NEWS RELEASE

For Immediate Release

Rockwood Repays Term Loans under Senior Secured Credit Facility

Princeton, NJ USA (September 6, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today that, as of September 4, 2013, it has repaid all outstanding term loans under its senior secured credit agreement, using cash on hand.

The aggregate principal amount of the debt repaid was $893.5 million, consisting of $306.25 million of Term Loan A and $587.25 million of Term Loan B.  The interest rate on Term Loan A was Libor plus 2.25%, and on Term Loan B was Libor plus 2.75% (with a Libor floor of 1.00%).

Including this repayment, year to date 2013, Rockwood has reduced its total principal debt balance by over $1.43 billion. This includes repayments of $13.1 million and $17.5 million on February 22 and August 22, respectively, related to the Rockwood senior secured facility, and approximately $507 million on March 22 related to the Sachtleben secured facility.

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Rockwood Holdings, Inc. is a leading global specialty chemicals company. Rockwood has a worldwide employee base of approximately 10,200 people and annual net sales of approximately $3.5 billion in 2012.  Rockwood focuses on global niche segments of the specialty chemicals, pigments and additives and advanced materials markets.  For more information on Rockwood, please visit www.rocksp.com.

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Contact:	Nahla A. Azmy
Vice President, Investor Relations & Communications
nazmy@rocksp.com
Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward looking statements.  Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements.  Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives.  Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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